Exhibit 99.1

DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT

Between

PRB ACQUISITION, LLC

As Lender

and

PRB OIL AND GAS, INC., and

PRB ENERGY, INC.

Debtors and Debtors-in-Possession

As Borrowers

Dated as of April     , 2008

DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT

Dated as of April       , 2008

THIS DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT (the “Agreement”) is entered into by and between PRB ENERGY, INC. (“Energy”) and PRB OIL AND GAS, INC. (“Oil & Gas”), each a Colorado corporation and a debtor and debtor-in-possession in bankruptcy (individually and/or collectively, “Borrower”), and PRB ACQUISITION, LLC, a Colorado limited liability company (“Lender”).

RECITALS

WHEREAS, on or about March 5, 2008 (the “Petition Date”), Borrower and certain affiliates (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (as hereinafter defined), thereby commencing Chapter 11 Case No. 08-12661, which is jointly administered under Case No. 08-12658 (the “Bankruptcy Case”) with the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”);

WHEREAS, Borrower and its jointly administered affiliates continue to operate as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to Section 364(c)(1), (c)(2), (c)(3) and (d) of the Bankruptcy Code for such purposes as are hereinafter described in this Agreement;

WHEREAS, Borrower has obtained debtor-in-possession financing from PRB Funding, LLC pursuant to that certain Interim Order Authorizing Post-Petition Financing and Limited Use of Cash Collateral [Docket No. 133 in the Bankruptcy Case], but Borrower has been unable to obtain additional debtor-in-possession financing on an unsecured basis or on terms as favorable or more favorable than the terms provided herein, and an immediate need exists for Borrower to obtain funds to continue in the operation of their business;

WHEREAS, to provide security for, and to assure the repayment of the Obligations (as hereinafter defined), Borrower has agreed to grant to Lender and any of its successors and assigns, inter alia, security interests in and liens against all of Borrower’s property and interests, whether real or personal, tangible or intangible, but excluding the Excluded Assets (as defined herein), on the terms and conditions set forth herein and in accordance with Sections 364(c)(1), (c)(2), and (c)(3), and (d) of the Bankruptcy Code;

WHEREAS, on or about April       , 2008, Borrower has filed with the Bankruptcy Court a motion to authorize Borrower to enter into this Agreement and to approve the DIP Facility and all corresponding terms and provisions;

WHEREAS, Lender is willing to provide such financial arrangements to Borrower, subject to the terms and conditions of this Agreement and subject to the terms and conditions set forth in the DIP Order (as defined herein) approving the proposed financing; and

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

DEFINITIONS

As used in this Agreement:

“Account” or “Accounts” means all now owned or hereafter acquired right, title and interest in all accounts, as such term is defined in the UCC, and any and all supporting obligations with respect to any of the foregoing.

“Account Debtor” means a Person to whom Borrower sells inventory, goods or services in the ordinary course of business, including without limitation, each Person who is obligated on a Receivable.

“Additional Documents” has the meaning set forth in Section 3.2(c).

“Agreement” means this Debtor-in-Possession Loan and Security Agreement, including all Schedules, exhibits and other attachments hereto, as the same may be amended, supplemented, extended or restated from time to time.

“Agreement Date” means the date as of which this Agreement is dated.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of governmental bodies and orders and decrees of courts and arbitrators.

“Automatic Stay” means the automatic stay imposed under Section 362 of the Bankruptcy Code.

“Bankruptcy Code” means the United States Bankruptcy Code, as in effect from time to time.

“Borrowing” means a borrowing of Loan Advances.

“Budget” means a rolling fifteen-week cash flow budget on a receipts and disbursements basis satisfactory in form and substance to Lender, which is attached hereto as Exhibit “A.”

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in the State of Colorado are authorized or required to close.

“Chattel Paper” means all “chattel paper” as defined in Article 9 of the UCC including, without limitation, “electronic chattel paper” or “tangible chattel paper,” as each term is defined in Article 9 of the UCC.

“Closing Date” means the date of the initial funding under this Agreement.

“Collateral” means all of Borrower’s assets, including, without limitation, all of the following property and interests in property of Borrower, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising, and whether constituting pre-petition property or post-petition property: (i) all Receivables; (ii) all Inventory; (iii) all Equipment; (iv) all Contract Rights; (v) all General Intangibles; (vi) all Investment Property; (vii) each Deposit Account and all certificates of deposit maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC (a list of Borrower’s Deposit Accounts is set forth in Schedule 1 hereto); (viii) all Goods and other property, whether or not delivered, (a) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (b) securing any Receivable, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such Goods and other property; (ix) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any Receivable or other Collateral, or are acquired for the purpose of securing and enforcing any item thereof; (x) all documents of title, policies and certificates of insurance, securities, Chattel Paper (including electronic chattel paper and tangible chattel paper) and other Documents and Instruments; (xi) all other Goods and personal property, whether tangible or intangible, wherever located, including money, supporting obligations, letters of credit, and each Letter-of-Credit right; (xii) all files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any of the Receivables, or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof; (xiii) any “commercial tort claims” as that term is defined in the UCC, as set forth on Schedule 1 attached hereto; (xiv) all Intellectual Property; (xv) to the extent not included in any of the foregoing, the DJ Basin Collateral; and (xvi) any and all products and proceeds of the foregoing (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of, the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, security agreements and other documents, other than the Excluded Assets.

“Commitment Fee” means the fee referred to in Section 2.1.

“Contract Rights” means any rights under contracts not yet earned by performance and not evidenced by an instrument or Chattel Paper.

“Debentures” means the two pre-petition debentures, each in the principal amount of $7,500,000.00, one of which was issued to DKR Soundshore Oasis Holding Fund and the other of which was issued to West Coast Opportunity Fund.

“Default” shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

“Deposit Account” has the meaning given to it in the UCC.

“Deposit Account Control Agreement” means the Deposit Account Control Agreement among Borrower, Lender and the bank named therein, pursuant to which Lender shall have been granted a first priority lien and security interest in the deposit account more particularly described therein.

“Development Loan” means, in respect of the properties that are the subject of the DJ Basin Collateral,  a discretionary loan or loans that Lender may make to Borrower under the terms of this Agreement, provided, however that the proceeds of such loan or loans shall be made only (i) for capital expenditures on pipeline, gathering system and related infrastructure and expenditures associated therewith, (ii) in connection with permitting of wells and obtaining any approvals, consents or the like required by applicable laws or regulations, (iii) in furtherance of assessing, analyzing or evaluating the prospects of the properties comprised by the DJ Basin Collateral, and/or (iv) any other expenditure deemed appropriate by Lender, and shall in all cases only be made by Lender in Lender’s sole and absolute discretion with no ability of Borrower to require or demand any advance.

“Development Loan Advance” means any advance of the Development Loan.

“DIP Facility” means the credit facility established under this Agreement.

“DIP Facility Account” shall mean that certain bank account, indentified in Schedule 1, into which all proceeds of the Loan Advances and the Development Loan Advances shall be deposited and for which Lender shall have control pursuant to a Deposit Account Control Agreement and for which no other party shall have a Lien.

“DIP Order” shall mean the order entered by the Bankruptcy Court in the Bankruptcy Case after a final hearing under Bankruptcy Rule 4001(c)(2), pursuant to Section 364(c) and (d) of the Bankruptcy Code, as to which no stay pending appeal has been entered, and no motion to reconsider filed, and which has not been vacated, modified or reversed, (i) authorizing the Borrower to incur post-petition secured indebtedness and to grant Liens under the DIP Facility in accordance with this Agreement and any other Loan Documents, (ii) providing for the super-priority of the Obligations, including without limitation, a specific grant of a security interest to Lender in all Collateral, as well as the right to the proceeds from all Collateral in accordance with this Agreement and any other Loan Documents, (iii) providing “adequate protection” pursuant to Section 364(d) of the Bankruptcy Code to such creditors whose Liens have been primed, (iv) authorizing the payment by the Borrower of all fees and expenses contemplated by this Agreement and any other Loan Documents, including, but not limited to, those certain fees set forth in Article II herein, each as set forth in such order, and in all respects to be satisfactory to Lender, (v) authorizing the Due Diligence Fee (as defined herein), and (vi) approving and authorizing the Exclusivity Agreement and all actions to be taken (or refrained from) set forth therein.

“DJ Basin Collateral” means those certain oil and gas leases and related agreements identified in the Borrower’s Schedules filed with the Bankruptcy Court for property in the Denver Julesberg Basin on the Colorado/Nebraska Border acquired from Western Gas Resources, Inc. and Lance Oil & Gas on or about December 28, 2006, as more particularly described in Schedule 1 hereto, but expressly excluding those oil and gas leases separately described on Schedule 1 that Borrower will allow to lapse.

“Documents” means all “documents” as defined in Article 9 of the UCC.

 “Dollar” and “$” means freely transferable United States dollars.

“Equipment” means (a) all “equipment” as defined in Article 9 of the UCC and (ii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

“ERISA Event” means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (b) the provision by the administrator of any ERISA Plan of a notice of intent to terminate such ERISA Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility in the circumstances described in Section 4068(f) of ERISA; (d) the withdrawal by any Borrower or any ERISA Affiliate from a Multiple Employer Plan (as defined in ERISA) during a plan year for which it was a substantial employer, as defined in 4001(a)(2) of ERISA; (e) the failure by any Borrower or any ERISA Affiliate to make a material payment to an ERISA Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to an ERISA Plan requiring the provision of initial or additional security to such ERISA Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate an ERISA Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, an ERISA Plan.

“ERISA Plan” means any employee benefit or other plan established or maintained, or to which contributions have been made, by any Borrower or any Subsidiary and covered by Title IV of ERISA or to which Section 412 of the IRC applies.

“Estate” means the bankruptcy estate created in the Bankruptcy Case pursuant to 11 U.S.C. § 541(a).

“Event of Default” means an event described in Section 9.1 of the Agreement provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Exit Financing” shall have the meaning set forth in Section 4.3.

“Excluded Assets” shall mean any of Borrower’s oil and gas leases, gathering lines, and gathering equipment located in the State of Wyoming as of April 22, 2008, the asset pool for which is set forth in Schedule 1 hereto, which assets are excluded from the Collateral.  Excluded Assets shall not include the DJ Basin Collateral and any oil and gas leases, gathering lines, and gathering equipment related thereto.

“Exclusivity Agreement” shall mean the provisions of Section 4.1.

“Exclusivity Period” shall have the meaning set forth in Section 4.1(c).

“Financing Statements” means any and all Uniform Commercial Code financing statements, in form and substance satisfactory to Lender, naming Lender as secured party, and Borrower as debtor, whether executed and delivered by Borrower or Lender or otherwise authorized by Borrower.

“General Intangibles” has the same meaning given to it in the UCC.

“Goods” means all “goods” as defined in Article 9 of the UCC.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

“Guaranty Obligation” means as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “Primary Obligations”) of any other person (the “Primary Obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such Primary Obligation or any Property constituting direct or indirect security therefore, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation, or (d) otherwise to assure or hold harmless the owner of any such Primary Obligation against loss in respect thereof; provided, that, notwithstanding the foregoing, the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Primary Obligation in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Indebtedness” means at any time and with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including Inventory, and services purchased, and trade payables, other expense accruals and deferred compensation items arising, in the ordinary course of business, including negotiated trade terms and Chapter 11 expense accruals), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (g) all Guaranty Obligations of such Person in respect of indebtedness of others referred to in clauses (a) through (f) above, and (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

“Instruments” means all “instruments” as defined in Article 9 of the UCC.

“Intellectual Property” means all now owned or hereafter acquired right, title and interest in trade names, trademarks, trade secrets, service marks, data bases, software and software systems, including the source and object codes, information systems, discs, tapes, customer lists, telephone numbers, credit memoranda, goodwill, patents, patent applications, patents pending, copyrights, royalties, literary rights, licenses, and franchises, together with (a) all income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof, (b) rights to sue for past, present and future infringements thereof, and (c) all rights corresponding to any of the foregoing throughout the world.

“Interest Rate” means a fixed rate of eighteen percent (18%) per annum; or, after the occurrence of an Event of Default, a fixed rate of twenty-one percent (21%) per annum.

“Interested Party” means any employee, agent, owner, partner, member, or shareholder of Borrower.

“Internal Revenue Code” or “IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Inventory” means all inventory as such term is defined in the UCC and shall include, without limitation, all documents evidencing and General Intangibles.

“Investment Property” has the meaning given to it in the UCC.

“Letter-of-Credit right” has the meaning given to it in the UCC.

“Lien” means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of debt or performance of any other obligation in priority to the payment of general, unsecured creditors, and (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, excluding informational financing statements relating to leased property.

“Loan Documents” means collectively this Agreement, the DIP Order and each other instrument, agreement or document executed by Borrower related thereto, and any and all amendments, restatements, modifications and/or supplements to all such documents.

“Loans” means any one or more advances under the DIP Facility.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, financial condition, contingent liabilities or material agreements of Borrower taken as a whole, including, but not limited to, the oil and gas industry as a whole, (b) the value of the Collateral, (c) the Security Interest or the priority of the Security Interest, (d) the respective ability of Borrower to perform any material obligations under this Agreement or any other Loan Document to which it is a party, and/or (e) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Lender to enforce any rights or remedies under or in connection with any Loan Document.

“Maximum Amount” shall mean $1,000,000.00 or such lesser or greater amount as shall be agreed upon from time to time in writing by Lender and Borrower.

“Maximum Development Loan Amount” shall mean $1,000,000.00 or such lesser or greater amount as shall be agreed upon from time to time in writing by Lender and Borrower.

“Maximum Total Amount” shall mean the sum of the Maximum Amount and the Maximum Development Loan Amount.

“Maximum Lawful Rate of Interest” means a rate of interest equal to the highest rate of interest that may be charged under applicable laws or regulations in effect from time to time.

“Notice of Borrowing” means a telephonic or electronic notice followed by a confirming same-day written notice requesting a Borrowing, which is given by telex or facsimile transmission in accordance with the applicable provisions of this Agreement and which specifies (a) the amount of the requested Borrowing, and (b) the date of the requested Borrowing.

“Obligations” means, in each case whether now in existence or hereafter arising, (a) the principal of, and interest and premium, if any, on, the Loans, and (b) all other indebtedness, liabilities, obligations, covenants and duties of Borrower to Lender of every kind, nature and description arising under this Agreement, or any of the other Loan Documents, or in connection with the DIP Facility, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees, costs, charges, indemnities and expenses required to be paid or reimbursed pursuant to this Agreement or any of the Loan Documents.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Permitted Liens” means: (a) allowed Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the allowed claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business but, in the case of warehousemen or landlords, only if such liens are junior to the Security Interest in any of the Collateral, (b) allowed Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar legislation or under payment or performance bonds, (c) other allowed Liens on real property owned by Borrower in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of Borrower, (d) purchase money Liens, (e) the Liens arising under the Debentures, each in the principal amount of $7,500,000.00, which Liens were granted to DKR Soundshore Oasis Holding Fund and West Coast Opportunity Fund, and (f) the Lien of PRB Funding, LLC in the principal amount of up to $575,000.00.

“Person” means any individual, limited liability company, corporation, partnership, association, trust or unincorporated organization, trustee, a government or any agency or political subdivision thereof, or any other legal entity.

“Plan of Reorganization” shall mean the a plan of reorganization proposed by Borrower or any other Person in the Bankruptcy Case.

“Post-Petition” means any event, matter or item that arose on or after the Petition Date.

“Pre-Petition” means any event, matter or item that arose prior to the Petition Date.

“Receivable” means and includes (a) any and all rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as Accounts, Contract Rights, Chattel Paper, General Intangibles, or otherwise) including, but not limited to, Accounts, Letters-of-credit rights, Chattel Paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, Instruments, Documents, acceptances, and all other debts, obligations and liabilities in whatever form from any Person, (b) all guarantees, security and Liens for payment thereof, (c) all Goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (d) all proceeds of any of the foregoing.

“Revenues” shall mean all money, funds, cash, proceeds, or payments of any kind received by Borrower from all sources, including without limitation, all proceeds of Collateral, including insurance proceeds, and all proceeds from the sale of Inventory or other Collateral, whether received in cash, by check, by other instrument, or otherwise.

“Security” shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

“Security Interest” means the Liens of Lender on and in the Collateral created or effected hereby or by any of the other Loan Documents, the DIP Order, or pursuant to the terms hereof or thereof.

“Term” means the two hundred seventy (270) day period commencing on the Agreement Date.

“Termination Date” means the earliest to occur of: (a) the end of the Term, or (b) an Event of Default.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Colorado.

General.  Unless otherwise defined, all terms used in this Agreement that are defined in the UCC shall have the meaning give them in the UCC.  All terms of an accounting nature not specifically defined in this Agreement shall have the meaning ascribed them by GAAP.  References to any legislation or statute or code, or to any provision thereof, shall include any modification or reenactment of, or any legislative, statutory or code provision substituted for, such legislation, statute or code or provision thereof.  References to any Person include its successor or permitted substitutes and assigns.

ARTICLE I - LOANS, RENEWAL AND TERMINATION

1.1           DIP Facility.

(a)           Lender agrees, during the Term and for so long as no Default or Event of Default exists and subject to the terms of this Agreement, to make Loan Advances to Borrower in an aggregate amount not to exceed the Maximum Amount.  The proceeds of Loan Advances shall be used only for those items on the Budget, which Lender has approved, which includes the expenses of Oil & Gas and certain expenses of Energy, and which shall be limited to (a) general and administrative expenses related to the business of Oil & Gas, (b) fees incurred by the Borrower’s professionals as allocated by the Budget, and (c) certain, limited, expenses relating to corporate overhead and governance.

(b)           During the Term, the Lender may make one or more advances of the Development Loan in its sole and absolute discretion.  Borrower acknowledges and agrees that it shall have no ability to require or demand any advance from Lender.

1.2           Borrowing Procedures (Excluding Development Loans).

(a)           Subject to the provisions of Section 8.1 of this Agreement, as applicable, and provided that there does not then exist a Default or an Event of Default, Borrower may, from time to time, request that Lender make Loan Advances to Borrower in accordance with the terms of this Agreement.  Lender shall fund requests for Loan Advances as follows: (i) by the close of business on the first Business Day after such request is received if the request is received prior to 1:00 p.m. prevailing Mountain Time; and (ii) by the close of the second Business Day after such request is received if the request is received after that time.

(b)           The initial request for a Loan Advance shall be made by transmission to Lender of a fully executed Borrowing Certificate on or before the Closing Date substantially in the form of Exhibit “B” (the “Borrowing Certificate”), which certificate shall specify (i) the amount to be borrowed (which shall be equal to or less than the Maximum Amount in effect as of the Closing Date), and (ii) the use of the proceeds (including an itemized list of all checks, ACH or wire transactions, or other items to be funded with such proceeds); provided, that, Lender shall at any time have the right to review and comment, in the exercise of its reasonable discretion to the extent necessary to insure Borrower’s compliance with the Budget, on the amount of such request.  Borrower shall make no more than two (2) requests for Loan Advances per calendar week.

(c)           Subsequent requests for Loan Advances shall be made by transmission to Lender of a fully executed Borrowing Certificate as provided in Section 1.2(b), executed by an authorized officer of Borrower.  Borrower agrees that the delivery of any such Borrowing Certificate shall constitute a certification by Borrower that (i) the requested Loan and the intended use thereof are consistent with the terms of this Agreement and is necessary for Borrower to satisfy its obligations as set forth on the then current Budget, (ii) the proceeds of all prior Loans have been applied in conformity with the requirements of this Agreement, (iii) all of the representations contained in Article 5 of this Agreement are true and correct, (iv) Borrower has observed and performed in all material respects all applicable covenants and agreements contained herein and in the other Loan Documents and the DIP Order, and satisfied each condition to such Loan contained herein or in the other Loan Documents or in the DIP Order (as applicable), to be observed, performed or satisfied by Borrower, (v) the making of the requested Loan is in compliance with all provisions of this Agreement and the other Loan Documents, (vi) such authorized officer has no knowledge of any Default or Event of Default, and (vii) the conditions set forth in Article 8 of this Agreement are satisfied.

(d)           Borrower shall reimburse Lender and hold Lender harmless from any loss or expense that Lender may sustain or incur as a consequence of the failure of Borrower to borrow additional Loans after Borrower has requested (or is deemed to have requested) such additional Loans, including any such loss or expense arising from the liquidation or re-employment of funds obtained by Lender to maintain the Loans or from fees payable to terminate the deposits from which such funds were obtained.

(e)           It is expressly understood and agreed that the Maximum Amount is  a maximum ceiling on Loan Advances to Borrower; provided, however, that it is agreed that should the Obligations ever exceed the ceiling so determined or any other limitation set forth in this Agreement, such amounts shall nevertheless constitute Obligations secured by the Security Interest of Lender and, as such, shall be entitled to all benefits thereof and security therefor.

(f)            All Loan Advances shall be deposited only into the DIP Facility Account, which is a bank account that is subject to the Deposit Account Control Agreement and shall not be transferred into a bank account for which any other creditor has custody, control or a Lien.

1.3           Interest.  Interest shall accrue on the outstanding principal balance of the Loans at the Interest Rate.  All interest accrued on the outstanding principal balance of the Loans shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed in each month.  Accrued interest shall be added to the outstanding principal balance of the Loans on the first Business Day of each calendar month following the month in which such interest accrues.

1.4           Allocation of Payments and Limit of Interest.  Any amounts received by Lender from Borrower shall be applied pro tanto to the Obligations as follows:  first to pay any interest, fees costs, charges, indemnities, and expenses then due to Lender under the Loan Documents, until paid in full, and second, to repay the principal amount of all outstanding Obligations until paid in full.  Upon the occurrence and during the continuance of an Event of Default, all Revenues received by Lender from Borrower shall be applied pro tanto to the Obligations in such manner as Lender shall determine in its sole discretion.  Lender does not intend to charge interest at a rate in excess of the highest rate permitted by Applicable Law.  Interest on any outstanding principal balance shall be spread over the entire period that such principal balance is outstanding.  Any excess interest charges paid by Borrower to Lender shall be applied to reduce the outstanding principal balance of the Obligations.

1.5           Termination.

(a)           This Agreement shall expire on the Termination Date.

(b)           Upon the termination of this Agreement for any reason as herein provided, Borrower shall pay, discharge and satisfy, no later than the effective date of such termination, the Loan Advances, all accrued and unpaid interest and fees, and all other non-contingent Obligations then outstanding.

(c)           All undertakings, agreements, covenants, warranties and representations of Borrower contained in this Agreement and the other Loan Documents shall survive any such termination, and Lender shall retain each and every Security Interest, and all other rights and remedies of Lender under this Agreement and the other Loan Documents, notwithstanding such termination until Borrower has paid the amounts described in Section 1.5(b).

(d)           Notwithstanding the payment in full of the Loans, all accrued and unpaid interest and fees, and all other non-contingent Obligations outstanding, Lender shall not be required to terminate its Security Interests unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender shall have retained such monetary reserves and its Security Interest for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

1.6           Priority of All Advances and Loans  All advances and loans, including, but not limited to, all fees, interest, and expenses, and any other portion of the Obligations, whether such Obligations are within or in excess of the Maximum Total Amount, made hereunder by Lender to Borrower shall constitute and be deemed an allowed cost and expense of administration in the Bankruptcy Case and shall be entitled to priority under Section 364(c)(1), Section 364(c)(2), Section 364(c)(3), and Section 364(d) of the Bankruptcy Code ahead of all other costs and expenses of administration of the kind specified in Sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b) or 726 of the Bankruptcy Code, except as may be otherwise provided in the DIP Order or pursuant to the Corrected Interim Order Authorizing Post-Petition Financing and Use of Cash Collateral dated April 11, 2008 (Docket No. 154) (the “Interim PRB Funding Order”); provided, however, that the Lender’s Liens, other than its Lien upon the DIP Facility Account, shall be subordinate in priority to the Permitted Liens.

ARTICLE II - FEES

2.1           Commitment Fee.  In order to induce Lender to enter into this Agreement and to make the Loans, Borrower agrees to pay to Lender a Commitment Fee in an amount equal to four percent (4%) of (a) the Maximum Amount, which Commitment Fee shall be due and payable, fully earned and non-refundable upon entry of the DIP Order and payable on the Termination Date; and (b) any amount advanced to Borrower in excess of the Maximum Amount, which shall then be due and payable, fully earned and non-refundable upon the funding of such additional Loan Advances.

2.2           Costs and Expenses.  Borrower agrees to reimburse Lender for all reasonable out-of-pocket expenses incurred by Lender in connection with the DIP Facility established by this Agreement, any and/or all of the Loan Documents, the Loans, including, but not limited to, filing fees, tax, lien and judgment search fees, fees of outside auditors, bank fees, outside accountants’ fees and expenses, appraisers, outside attorneys’ fees and expenses, and any other reasonable fees or expenses.

2.3           Termination Fee.  In order to induce Lender to enter into this Agreement and to make the Loans, Borrower agrees to pay to Lender a Termination Fee in an amount equal to $50,000.00, which Termination Fee shall be earned and due upon the entry of the DIP Order and payable upon the Termination Date.

2.4           Due Diligence Fee.  In order to induce Lender to enter into this Agreement and provide Borrower with the DIP Facility, Borrower agrees to pay to Lender a Due Diligence Fee in an amount equal to $300,000.00, which Due Diligence Fee shall be due and fully earned upon entry of the DIP Order and payable on the Termination Date.  The Due Diligence Fee shall accrue as part of the DIP Facility on top of and in addition to the Maximum Total Amount.

2.5           Priority of Fees.  All fees, whether such fees are within or in excess of the Maximum Total Amount, incurred hereunder shall constitute and be deemed an allowed cost and expense of administration in the Bankruptcy Case and shall be entitled to priority under Section 364(c)(1), Section 364(c)(2), Section 364(c)(3), and Section 364(d) of the Bankruptcy Code ahead of all other costs and expenses of administration of the kind specified in Sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b) or 726 of the Bankruptcy Code, except as may be otherwise provided in the DIP Order or the Interim PRB Funding Order; provided, however, that the Lender’s Liens, other than its Lien upon the DIP Facility Account, shall be subordinate in priority to the Permitted Liens.

ARTICLE III - GRANT OF SECURITY INTEREST

3.1           Grant of Security Interest.  To secure the payment, performance and observance of the Obligations, the Borrower grants and hereby assigns, mortgages, hypothecates and pledges, to Lender all of the Collateral, and grants to Lender a continuing security interest in, and a Lien upon, and a right of set off against, all of the Collateral.  The Borrower acknowledges that the Security Interest and Lien granted to the Lender pursuant to this Article III is and continues to be an allowed, valid and perfected, first priority Security Interest and Lien upon the Collateral subject only to the Permitted Liens (other than the DIP Facility Account which shall not be subject to the Permitted Liens).

3.2           Continued Priority of Security Interest.

(a)           The Security Interest granted by Borrower shall at all times be valid, perfected and enforceable against Borrower and all third parties in accordance with the terms of this Agreement, as security for the Obligations, and the Collateral shall not be at any time subject to any Liens that are prior to, or on parity with or junior to the Security Interest, other than Permitted Liens or as may be provided in the DIP Order.

(b)           Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that Lender may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of Section 3.2(a), or to enable Lender to exercise or enforce its rights hereunder.

(c)           Borrower covenants and agrees with Lender that from and after the Agreement Date and until the Termination Date, at any time upon the request of Lender, Borrower shall execute (or cause to be executed) and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the “Additional Documents”) upon which Borrower’s signature may be required that Lender may request in its discretion, in form and substance satisfactory to Lender, to perfect and continue the perfection of or better perfect Lender’s Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to consummate fully all of the transactions contemplated hereby and under the other Loan Documents.  To the maximum extent permitted by Applicable Law, Borrower authorizes Lender to execute any such Additional Documents in Borrower’s name and authorizes Lender to file such executed Additional Documents in any appropriate filing office.  Borrower authorizes Lender to transmit, communicate or, as applicable, file any financing statement under the UCC, record, in-lieu financing statement, amendment, correction statement, continuation statement, termination statement or other instrument describing the Collateral as defined herein, as “all personal property of Debtor” or “all assets of Debtor” or words of similar effect in such jurisdictions and in such filing offices as Lender may deem necessary or desirable in order to perfect any security interest granted by Borrower under this Agreement and the other Loan Documents without signature.  Borrower hereby ratifies, to the extent necessary, Lender’s authorization to file a financing statement if such financing statement has been pre-filed by Lender prior to the Agreement Date.  Prior to repayment in full and final discharge of the Obligations, Borrower shall not terminate, amend or file a correction statement with respect to any financing statement filed pursuant to this Section 3.2(c) without Lender’s prior written consent.

(d)           Borrower shall promptly notify Lender in writing upon incurring or otherwise obtaining a commercial tort claim, as that term is defined in the UCC, after the date hereof against any third party and, upon request of Lender, promptly amend Schedule 1 to this Agreement, authorize the filing of additional or amendments to existing financing statements and do such other acts or things deemed necessary or desirable by Lender to give Lender a security interest in any such commercial tort claim.

(e)           Borrower shall mark its books and records as directed by Lender and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

(f)            Lender shall not be required to file any UCC-1 financing statements, mortgages or any other document, or take any other action (including possession of any of the Collateral) in order to validate or perfect the liens and security interests granted to Lender hereunder or under any of the other Loan Documents, as all such Liens and security interests shall be deemed automatically perfected as of the date of the DIP Order.  If Lender shall, in its discretion, choose to file such UCC-1 financing statements (or amendments to or continuations of any existing financing statements), mortgages and otherwise confirm perfection of such Liens, all such financing statements, mortgages or similar instruments shall be deemed to have been filed or recorded at the time and on the date of entry of the DIP Order.  Lender may, in its discretion, file a certified copy of the DIP Order in any filing or recording office in any jurisdiction in which the Borrower (a) has or maintains any Collateral; (b) has or maintains an office; or (c) is organized.

3.3           Liens Under DIP Order.  The Liens and security interests granted to Lender pursuant to the provisions of this Agreement and pursuant to any of the other Loan Documents shall be in addition to all Liens conferred upon Lender by the Bankruptcy Court pursuant to the terms of the DIP Order.  Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of the Excluded Collateral or except as otherwise specifically permitted herein, the Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

3.4           Priority of Liens; Further Assistance.  Except as otherwise provided herein or in the DIP Order, the PRB Funding Order, the Liens granted pursuant to the terms of this Agreement and the other Loan Documents, and the Liens conferred upon Lender pursuant of the DIP Order, secure the payment of all principal, interest, fees, expenses and all other Obligations, and shall constitute (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, an allowed “super-priority” administrative expense claim except as provided in the DIP Order or in the Interim PRB Funding Order, (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, an allowed first priority Lien upon or security interest in all of the Collateral that is not otherwise encumbered by a validly perfected security interest or Lien in existence on the Petition Date that has not been primed including the DIP Facility; (iii) pursuant to Section 364(d)(1) of the Bankruptcy Code, an allowed first priority, priming Lien upon or security interest in all of the Collateral in existence on the Petition Date and the proceeds thereof except for the Permitted Liens; and (iv) pursuant to Section 364(c)(3) of the Bankruptcy Code, an allowed second priority Lien upon or security interest in all of the Collateral that was in existence on the Petition Date and subject to a validly perfected and unavoidable security interest or Lien that has not been primed.

3.5           Priority of Liens on DIP Facility Account.  Notwithstanding any term or provision of this Agreement to the contrary, Lender shall have control over the DIP Facility Account and Lender’s Liens shall be higher in priority than any other Lien, including, but not limited to, any Permitted Lien, with all other Liens subordinate in priority to Lender’s Lien on the DIP Facility Account.

3.6           Waiver of Surcharge.  Borrower hereby irrevocably waives any and all right to surcharge the Collateral, whether under Section 506(c) of the Bankruptcy Code or under any other Applicable Law.

ARTICLE IV - PLAN OF REORGANIZATION AND EXIT FINANCING

4.1           Exclusivity Agreement.  Borrower acknowledges that, to induce Lender to enter into this Agreement and establish the DIP Facility, it will pursue the formulation of the Plan of Reorganization with Lender, and/or its assigns, and in furtherance thereof, shall:

(a)           During the Exclusivity Period, and as long as Lender makes the advances required by the DIP Facility on and subject to the terms of this Agreement and continues to negotiate with Borrower in good faith on the terms of the Exit Financing and the Plan of Reorganization, then, in consideration thereof, Borrower shall deal and negotiate exclusively with the Lender with respect to the Exit Financing and the Plan of Reorganization, except as otherwise provided herein.

(b)           For a period of no less than forty-five (45) days following the Agreement Date, Lender shall have the right to conduct due diligence and evaluate Borrower and its business and to decide whether to enter into definitive agreements with respect to the Exit Financing; provided, however, that if Lender decides not to enter into definitive agreements with respect to the Exit Financing, Lender shall continue to provide the DIP Facility on and subject to its terms, except as otherwise provided herein.  Lender shall not be obligated to enter into a definitive agreement with respect to the Exit Financing during such time or at any time and any determination not to enter into any such definitive agreement shall be in Lender’s sole and absolute discretion without penalty of any kind.

(c)           Until the earlier of (x) the date, if any, on which Lender notifies Borrower in writing that Lender has elected not to proceed with the evaluation of the Exit Financing and (y) forty-five (45) days from the Agreement Date (the “Exclusivity Period”), Borrower will not, directly or indirectly (including through any affiliate, attorney, representative, employee, officer, director, shareholder, partner, member, trustee, agent or any other person acting on its behalf or at its direction): (i) effectuate or negotiate or have any discussions with any other party, or solicit, encourage, induce or facilitate the making of any offer, or accept any offer from, any other party concerning (A) any exit financing or plan of reorganization, (B) any acquisition of all or substantially all of Borrower’s outstanding securities or assets (excluding the Excluded Assets), (C) any merger, consolidation, reorganization or other extraordinary business transaction with any other person or entity, or (D) any issuance, redemption, conversion, recapitalization or exchange of any securities of Borrower or authorization or designation any new securities of Borrower; (ii) provide to any other person any information concerning Borrower, its assets or business (other than to the extent that such information is publicly available through or as directed to be made available by the Bankruptcy Court, or is required pursuant to any order previously entered by the Bankruptcy Court in the Bankruptcy Case or otherwise, or as routinely provided to such other persons in the ordinary course of business consistent with past practice, so long as Borrower has no reason to believe such information may be utilized to evaluate a possible transaction of the type described in this Article IV); provided, however, that Borrower may provide such information to the Official Committee of Unsecured Creditors (the “Committee”) in the Bankruptcy Case, subject to the terms of a written confidentiality agreement signed by each member of the Committee and the Committee’s professionals; (iii) amend or waive, or consent to or approve (whether through action or inaction), any amendment, waiver or other action under, any terms or conditions of any of the agreements or instruments governing the Debentures or those certain 10% Senior Subordinated Convertible Notes (the “Convertible Notes”), or the rights of the holders of the Debentures (the “Debenture Holders”) or the holders of Convertible Notes (the “Convertible Noteholders”) thereunder, respectively, or seek the consent or waiver of the Debentures Holders or the Convertible Noteholders, without the prior written consent of Lender; or (iv) any agreement, commitment or understanding to do any of the foregoing.  Without limiting the foregoing, during the Exclusivity Period, Borrower will work exclusively with Lender to formulate definitive Exit Financing and Plan of Reorganization and facilitate Lender’s due diligence investigation of Borrower’s assets and operations.

(d)           If Borrower receives any unsolicited proposal or offer (whether written or oral) relating to an exit financing transaction, a plan of reorganization, or any related transaction or series of transactions (each, an “Offer”), Borrower shall (i) transmit each Offer (including a written copy thereof, if applicable) to Lender within twenty-four (24) hours of the receipt thereof (the “Offer Delivery Period”) and, (ii) within three Business Days following the time during the Offer Delivery Period when an Offer is delivered to Lender (such three (3) Business Days, the “Evaluation Period”), communicate to Lender whether Borrower, following consideration of any applicable fiduciary duty, will proceed with such Offer or reject such Offer.

(e)           Borrower agrees to provide to Lender any and all materials, information, and documentation submitted to the Committee or any other party by or on behalf of Borrower, not later than twenty-four (24) hours following submission of such materials, information or documentation that relates to Borrower (the “Information Access Requirement”).

(f)            The Exclusivity Period may be extended beyond the forty-five (45) day period set forth above for up to an additional thirty (30) days by mutual written agreement of Lender and Borrower (the “Exclusivity Extension”).

4.2           Plan of Reorganization.

(a)           Borrower agrees to use its best efforts to have a Plan of Reorganization, as contemplated herein and in a form and substance acceptable to Lender in its sole and absolute discretion, confirmed by the Bankruptcy Court as soon as practicable, provided, that it shall be a condition precedent to, among other things, the provision of the Exit Financing that the effective date of the Plan of Reorganization (the “Plan Date”) shall not be later than August 31, 2008, unless otherwise extended by Lender in writing; provided, however, that in the event of an Exclusivity Extension, the Plan Date shall be not later than September 30, 2008.

(b)           Borrower and Lender agree that the Plan of Reorganization would provide that assets to be included in the entity exiting the Bankruptcy Case as contemplated herein (the “Reorganized Debtor”) shall include, without limitation, all of the DJ Basin Collateral, including any assets related thereto, or used in connection therewith, as of the Agreement Date.  The Plan of Reorganization would provide further that all of the Excluded Assets, or the proceeds from the sale thereof, would be excluded and would be transferred to a liquidating trust for the benefit of the allowed unsecured claims asserted against Energy.

(c)           The Plan of Reorganization would provide, among other things, the granting of releases of any and all claims that any party in interest in the Bankruptcy Case has or may have against Borrower, Lender, or the Reorganized Debtor, which releases would be in form and substance satisfactory to Borrower and Lender.

(d)           The Plan of Reorganization would provide an amount sufficient to pay or provide terms otherwise sufficient to satisfy the allowed claims of the Debentures Holders in full either on the Plan Date or as may otherwise be  determined by Lender.

(e)           The Plan of Reorganization would provide an amount sufficient to pay or provide terms otherwise sufficient to satisfy the allowed secured claims of PRB Funding, LLC (in the principal amount of up to $575,000.00) and all allowed mechanics’ liens on Oil & Gas’ assets in full as of the Plan Date, which are estimated to be $86,000 in the aggregate, or on such other terms as the respective parties may agree.

(f)            The Plan of Reorganization would provide that the Reorganized Debtor would pay or otherwise satisfy in full all allowed administrative and other unsecured priority claims due and owing by Oil & Gas in respect of Oil & Gas’ assets as of the Plan Date, in an amount to be determined by Lender (the “Administrative Claims Maximum”).

(g)           Following the execution of this Agreement, Borrower will promptly file a motion to set a Chapter 11 administrative claims bar date (the “Administrative Claims Bar Date”) and obtain an Order of the Bankruptcy Court setting the Administrative Claims Bar Date, provided that the Administrative Claims Bar Date shall occur not fewer than forty-five (45) days prior to the first hearing with respect to the confirmation of the Plan of Reorganization.

(h)           The Reorganized Debtor shall attempt to assume those executory contracts and unexpired leases as determined by Lender, and such executory contracts and unexpired leases shall vest in the Reorganized Debtor.  Any cure payments relating to the assumption of those executory contracts and unexpired leases will be funded or paid by the Reorganized Debtor and shall not be counted against the Administrative Claims Maximum.

(i)            The Plan of Reorganization would provide that the principal amount of all allowed unsecured trade claims, other than inter-company claims, all of which Borrower will waive as part of the Plan of Reorganization, asserted against Oil & Gas would be paid or otherwise satisfied in full by the Reorganized Debtor in the amount of 33-1/3 % of the allowed amount of the trade claim per year over a three (3) year period following the Plan Date; provided, that the allowed amount of each trade claim shall not exceed the amount outstanding on the Pre-Petition claims bar date.

(j)            The Plan of Reorganization will provide that Lender will receive 87.5% of the equity in the Reorganized Debtor, and the remaining 12.5% of the equity would be reserved for Energy and other stakeholders (such 12.5%, the “Minority Interest”).  The restrictions to be placed on the Minority Interest will  include, without limitation, the following: (i) the Minority Interest will be held by a single entity, which may be in the form of a liquidating trust; (ii) the Minority

Interest in the Reorganized Debtor will have no voting rights; and, among other things, (iii) the Minority Interest in the Reorganized Debtor will not be entitled to participate in any management decisions involving the Reorganized Debtor.

(k)           The Reorganized Debtor would work in good faith to develop and formulate a key employee incentive plan for the benefit of the employees of Oil & Gas and Energy that the Reorganized Debtor employs after the consummation of the transactions contemplated herein.  All holders of equity interests in the Reorganized Debtor shall be diluted on a pro-rata basis to provide equity interests in the Reorganized Debtor to employees of Oil & Gas and/or Energy under this incentive plan; provided, that such equity interests granted to such employees shall consist of common equity with no voting rights.

4.3           Exit Financing.  The Exit Financing to be provided by Lender is subject to completion of items to be set forth in the Plan of Reorganization and would include, without limitation, the following material terms:

(a)           The Exit Financing would be in an amount sufficient to pay or provide  terms otherwise sufficient to satisfy the allowed claims of the Debentures Holders in full either on the Plan Date or as may otherwise be determined by Lender.

(b)           The amount of the Exit Financing would be sufficient to pay or provide terms otherwise sufficient to satisfy the allowed secured claims of PRB Funding, LLC (in the principal amount of up to $575,000.00) and all mechanics’ liens on the Oil & Gas’ assets in full as of the Plan Date, which are estimated to be $86,000 in the aggregate, or on such other terms as the respective parties may agree.

(c)           The Exit Financing would also be in an amount sufficient to provide the Reorganized Debtor with a commitment to fund up to $10,000,000.00 for operations and drilling, which amount would be disbursed pursuant to agreed-upon operating budgets and drilling plans.

(d)           There shall have been no Material Adverse Effect to the business, operations or prospects of Oil & Gas or Energy (except for any change due to the liquidation of the Excluded Assets).

(e)           Lender shall be entitled to determine, in its reasonable discretion, the amount of the Exit Financing that would be invested as equity capital and the amount intended to constitute debt capital under the capital structure of the Reorganized Debtor.

4.4           Liquidated Damages.           The Exit Financing would further provide for the approval of a commitment fee for the Exit Financing of $300,000.00 (the “Exit Financing Commitment Fee”), earned as of the filing of the Exit Financing with the Court, and payable upon closing and funding of the Exit Financing or as provided below.  If, subsequent to Lender and Borrower submitting a Plan of  Reorganization to the Bankruptcy Court for approval, the transactions contemplated thereby are not consummated (other than as a result of the failure of the Bankruptcy Court to approve the Plan of Reorganization or a material breach by Lender) because either (A) Borrower is in material breach of or default under any provision of the Plan of Reorganization or the related agreements and such material breach or default (if and to the extent such breach or default is capable of being cured by Borrower) is not cured within ten (10) days, or (B) Borrower enters into any financing or other arrangement with one or more third parties, then there shall be due by Borrower to Lender (i) the Exit Financing Commitment Fee plus liquidated damages of $500,000.00 (the “Liquidated Damages”).  Such amounts due shall be treated as an allowed super priority administrative expense claim (such super priority claim shall be junior to super priority claims allowed by the Court prior to the date of this Agreement) upon the termination of any applicable cure period or non-waiver by Lender of any such breach or default, or the consummation of such third party transaction, as the case may be.  Payment shall be made upon the consummation of any third-party transaction or as further ordered by the Bankruptcy Court.  Such allowed super priority administrative expense claim shall be considered to be genuine pre-estimate of Lender’s liquidated damages to compensate Lender for its direct and indirect costs of negotiating with Debtors and is not considered a penalty.  Except as otherwise set forth above, if Lender elects to not proceed with the Exit Financing according to the terms set forth herein, then Lender shall not be entitled to the Exit Financing Commitment Fee or the Liquidated Damages.  Lender shall provide to Borrower a detailed proposal of the Exit Financing on or before July 7, 2008.  Borrower shall file a motion with the Bankruptcy Court seeking approval of the Exit Financing within forty-eight (48) hours after receipt of the Exit Financing proposal that is consistent with the terms contemplated in this Article 4.  Borrower shall obtain Bankruptcy Court approval of the Exit Financing Commitment Fee and the Liquidated Damages prior to July 31, 2008, with any failure to obtain such approval constituting an Event of Default.

ARTICLE V - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender, as of April 22, 2008 and at all times that Lender makes Loans to Borrower, as follows:

5.1           Lien Priority and Nature of Certain Collateral.

(a)           Liens.  Lender has a perfected first priority security interest in the Collateral and, except for the Liens described on Schedule 1 and the other Permitted Liens, none of the properties and assets of Borrower is subject to any Lien.  Other than the Financing Statements of Lender pursuant to this Agreement, no financing statement under the Uniform Commercial Code of any state or other instrument evidencing a Lien that names Borrower as debtor has been filed (and has not been terminated) in any state or other jurisdiction, and Borrower has not signed any such financing statement or other instrument or any security agreement authorizing any secured party thereunder to file any such financing statement or instrument, except to perfect the Liens listed on Schedule 1 and the other Permitted Liens.

(b)           Title.  Except as set forth on Schedule 1, Borrower has valid and legal title to or leasehold interest in all personal property, real property, and other assets used in its business.

(c)           Receivables.  Each Receivable has arisen from the sale and delivery of goods or from services rendered by Borrower, is genuine, complete and, in all other respects, what it purports to be.

(d)           Equipment.  All Equipment is in good order and repair in all material respects and is located on Oil & Gas’ premises.  A detailed list of the Equipment is listed on Schedule 1 hereto.

(e)           Real Estate.  Borrower owns or leases no real property other than that described on Schedule 1.

5.2           Bank Accounts.  The information on Schedule 1 is a complete and correct list of all checking accounts, deposit accounts, and other bank accounts maintained by Borrower.  The bank account designated as the DIP Facility Account on Schedule 1 is the account in which Borrower shall deposit Loan Advances and which is also subject to the Deposit Account Control Agreement.

5.3           Organization and Authority.  Borrower (a) is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; (b) subject to the entry of the DIP Order, has the requisite corporate power and authority to effect the transactions contemplated hereby and by the other Loan Documents; and (c) subject to the entry of the DIP Order, has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its Collateral, to lease the Collateral it operates as lessee and to conduct its business as now or currently proposed to be conducted.

5.4           Due Execution; Binding Obligation.  Upon entry by the Bankruptcy Court of the DIP Order, the execution, delivery and performance by Borrower of each of the other Loan Documents to which it is a party, and the commencement of the Bankruptcy Case are within the power of Borrower and have been duly authorized by all necessary corporate action.  Upon entry of the DIP Order, this Agreement has been duly executed and delivered by Borrower.  This Agreement is, and each of the other Loan Documents to which Borrower is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms and the Orders, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

5.5           Financial Statements.  Any financial statements delivered pursuant to this Agreement or the other Loan Documents, taken as a whole and in light of the circumstance in which made, contain no untrue statement of a material fact and do not omit to state a material fact necessary to make such statements not misleading.

5.6           Insurance.  All policies of insurance of any kind or nature owned by or issued to any Borrower, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as in the reasonable opinion of such Borrower, is sufficient and as is customarily carried by companies of the size and character of such Borrower.

5.7           Licenses, etc.  Subject to Section 365 of the Bankruptcy Code, Borrower has obtained and holds in full force and effect, either directly or indirectly, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of its businesses as presently conducted, except where the failure to so obtain the foregoing could not, individually or in the aggregate, have a Material Adverse Effect.

5.8           Significant Contracts.  On or before ten (10) Business Days from the Closing Date, Borrower shall deliver to Lender a full list which shall be a complete and correct list of all contracts, agreements, and other documents pursuant to which Borrower receives revenues in excess of Ten Thousand and No/100ths Dollars ($10,000.00) per fiscal year or has committed to make expenditures in excess of Ten Thousand and No/100ths Dollars ($10,000.00) per fiscal year.

5.9           Litigation.  Except for the Bankruptcy Case and as disclosed on Schedule 1 hereto, which shall include a list of claimants asserting mechanic’s and/or materialman’s lien, (i) there is no litigation, arbitration, legal or administrative proceeding, tax audit, investigation, or other action or proceeding of any nature pending against any Borrower or any of the Collateral, and (ii) to the best of Borrower’s knowledge, information, and belief, there is no litigation, arbitration, legal or administrative proceeding, tax audit, investigation, or other action or proceeding of any nature threatened against any Borrower. Borrower is not subject to any outstanding court, arbitration, or administrative order, writ, or injunction.

5.10         ERISA.  Borrower is in compliance in all material respects with all applicable provisions of ERISA.  No ERISA Event has occurred with respect to any ERISA Plan or is reasonably expected to occur with respect to any ERISA Plan.

5.11         Intellectual Property.  Borrower owns or possesses adequate licenses or other rights to use all patents, trademarks, trade names, service names, service marks, copyrights, licenses, permits, franchises, registrations, formulas, trade secrets, or other intangible property rights and know-how necessary to entitle it to conduct its business as presently being conducted, and the use thereof by Borrower does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.12                           Survival of Warranties; Cumulative.  All representations and warranties contained in this Agreement or any of the other Loan Documents shall survive the execution and delivery of this Agreement, any investigation made by or on behalf of Lender, or any Borrowing hereunder, and shall be deemed to have been made again to Lender on the date of each additional Borrowing or other credit accommodation under this Agreement, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender.  The representations and warranties set forth in this Agreement and in the other Loan Documents shall be cumulative and shall be in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

ARTICLE VI - AFFIRMATIVE COVENANTS

Until this Agreement has been terminated and all Obligations have been paid in full, Borrower covenants and agrees with Lender as follows:

6.1                                 Financial Reports.  Borrower shall deliver to Lender, on the third Business Day of every week, a statement of all receipts and disbursements and a variance statement of actual receipts and disbursements to the Budget.  Borrower shall also deliver on such day an additional week’s operating forecast in the same form as the then existing Budget.

6.2                                 Additional Documentation.  Borrower shall execute and deliver to Lender all additional documents, reports, and other items that Lender may, from time to time, reasonably determine are necessary or appropriate to evidence the Loans or to continue or perfect Lender’s Security Interest in the Collateral including, but not limited to:

(a)                                  additional Deposit Account Control Agreements;

(b)                                 a copy of any management letter, if any, or report by independent public accountants with respect to the financial condition, operations, business or prospects of such Borrower, if any, promptly following the delivery thereof to Borrower or to the Board of Directors or management of Borrower;

(c)                                  copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of Borrower with the Bankruptcy Court or the United States Trustee in the Bankruptcy Case, or distributed by or on behalf of Borrower to the Committee promptly after the same is available;

(d)                                 Borrower shall provide Lender with weekly variance reports, in form satisfactory to Lender, which reports shall include a detailed accounting of any variance between the actual monthly operating results versus the projected results in each category described in the Budget concurrently with the delivery to Lender of the above-referenced weekly financial statements and reports; and

(e)                                  Borrower shall prepare and deliver to Lender all additional documents, reports, and other items in Borrower’s possession that Lender may, from time to time, reasonably determine are necessary or appropriate to manage the Loans and assess the prospective nature of the assets, including, but not limited to, additional financial information, drilling  and well data, reports and logs, production reports and reserves reports, resevoir data and type curve analyses.

6.3                                 Books and Records.  Borrower shall keep accurate and complete records of the Collateral and permit Lender to:  (a) visit Borrower’s business locations at intervals to be determined by Lender; and (b) inspect, audit and make extracts from or copies of Borrower’s books, records, journals, receipts, computer tapes and disks.  All governmental authorities are authorized to furnish Lender with copies of reports of examinations of Borrower made by such parties.  Banks, Account Debtors and other third parties (without waiving any attorney-client privilege) with whom Borrower has contractual relationships pertaining to the Collateral or the Loan Documents, are authorized to furnish Lender with copies of such contracts and related materials.  Lender is authorized, in its own name or any other name, to communicate with Account Debtors in order to verify the existence, amount and terms of any Receivable.

6.4                                 Over-Advance.  If, at any time, the aggregate unpaid principal amount of any of the Loans exceeds any applicable limit set forth in this Agreement, Borrower shall immediately pay to Lender the amount of any such excess and all accrued interest and other charges owing to Lender with respect thereto.

6.5                                 Breach or Default.  Borrower shall notify Lender immediately upon the occurrence of any circumstance which:  (a) makes any representation or warranty of Borrower contained in this Agreement or any other Loan Document incorrect or misleading in any material respect; or (b) constitutes an Event of Default.

6.6                                 Maintenance of Assets.  Borrower shall maintain all of its real and personal property in good repair, working order and condition, shall make all necessary replacements to such property so that the value and the operating efficiency of such property will be preserved, and shall prevent any personal property from becoming a fixture to real estate (unless owned by Borrower and encumbered by a mortgage, deed of trust, security deed or similar agreement in favor of Lender).

6.7                                 Insurance.  Borrower shall procure and continuously maintain:  (a) “All Risk Extended Coverage” property insurance covering Borrower’s tangible personal property for the full replacement value thereof; (b) “All Risk Extended Coverage” business interruption insurance in an amount acceptable to Lender; (c) liability insurance in an amount acceptable to Lender; and (d) such other customary insurance coverages as are reasonably specified by Lender from time to time.  Each property and business interruption insurance policy shall contain a standard Lender’s Loss Payable Endorsement in favor of Lender, providing for, among other things, thirty (30) days prior written notice to Lender of any cancellation, non-renewal or modification of such coverage.  Borrower shall deliver to Lender certified copies of such policies and all required endorsements, or other evidence of such insurance acceptable to Lender.  All amounts received by Lender from any such insurance policies may be applied by Lender to the Obligations.  If Borrower fails to procure required insurance or such insurance is canceled or otherwise lapses, Lender may procure such insurance and add the cost of such insurance to the principal balance of the Loans.

6.8                                 Use of Proceeds.  Borrower shall use the proceeds of all Loan Advances, and all other loans or accommodations made by Lender for Borrower for only those purposes described on the Budget without permitted variance, and not for any purpose prohibited by law or by the terms and conditions of this Agreement or any of the Loan Documents or of the DIP Order; and expressly excluding use of the proceeds for the investigation or prosecution of any claim and/or cause of action against Lender, including but not limited to any and/or all claims and causes of action arising (i) under Sections 549 and/or 550 of the Bankruptcy Code; (ii) under a theory of equitable subordination or recharacterization; or (iii) that challenges the Security Interest or the Obligations.

6.9                                 Further Assurances.  Borrower will promptly cure, or cause to be cured, defects in the execution and delivery of the Loan Documents (including this Agreement) resulting from any act or failure to act by Borrower or any of the employees or officers thereof.  Borrower, at its expense, will promptly execute and deliver to Lender, or cause to be executed and delivered to Lender, all such other and further documents, agreements, and Instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents, including this Agreement, or to correct any technical omissions in the Loan Documents, or to obtain any consents that are necessary in connection with or in accomplishment of the covenants and agreements of Borrower, all as may be necessary or appropriate in connection therewith as may be requested by Lender.

6.10                           Access to Advisors.  Borrower shall make its asset advisor and restructuring consultant (or chief restructuring officer), if any, available to Lender to discuss (i) the status of discussions and negotiations for any sale or other disposition of the business or assets, as applicable, and (ii) the operations, financial performance, expense reduction program and cash flow reports, as applicable, of the Borrower and such other matters as Lender may reasonably request.

6.11                           Compliance with the DIP Order.  Borrower shall, at all times, comply with all terms, conditions and provisions of the DIP Order.

6.12                           Compliance with Exclusivity Agreement.  Borrower shall deliver (i) any Offer by the end of the Offer Delivery Period; (ii) notice of its intent to reject any Offer before the end of the Evaluation Period; (iii) notice of its exercise of the fiduciary out to pursue an Offer as provided in Section 4.1(d) herein; and (iv) all materials, information and documentation required by the Information Access Requirement set forth in section 4.1(e).

6.13                           Plan of Reorganization.  Borrower shall use its best, good faith, efforts to negotiate and otherwise cooperate with Lender to timely formulate, submit and obtain confirmation of the Plan of Reorganization on or before the Plan Date.

6.14                           Establishment of Administrative Claims Bar Date.  Borrower shall timely file a motion to establish the Administrative Claims Bar Date.

ARTICLE VII - BORROWER’S NEGATIVE COVENANTS

Borrower covenants and agrees with Lender as follows:

7.1                                 Disposition of Assets.  Without receiving Lender’s prior written consent, Borrower shall not:  (a) encumber the Collateral in favor of any party other than Lender, whether voluntarily or involuntarily, other than the Permitted Liens; or (b) sell, consign, lease or remove from Borrower’s business locations any of Borrower’s assets excluding any of the Excluded Assets.

7.2                                 Consent to Amendment of DIP Order.  Borrower shall not seek to amend, supplement or modify any of the terms of the DIP Order.

7.3                                 Other Court Filings and Applications.  Borrower shall not apply to the Bankruptcy Court for authority to use “cash collateral” or to take any action that is prohibited by the terms of any of the Loan Documents or otherwise refrain from taking any action that is required to be taken by the terms of any of the Loan Documents or permit any debt or claim to be pari passu with or senior to any of the Obligations, except as provided by this Agreement or the DIP Order or as otherwise consented to by Lender in writing.

7.4                                 Exclusivity Agreement.  Borrower shall not violate the Exclusivity Agreement provided herein during the Exclusivity Period.

7.5                                 Alternative Plan.  Borrower shall not prepare or file any plan of reorganization without the prior written consent of Lender.

7.6                                 Limitation on Investments, Loans and Advances.  Borrower shall not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of or make any other investment (each, an “Investment”) in, any entity, except:

(a)                                  Investments in cash equivalents;

(b)                                 Investments existing on the Petition Date;

(c)                                  extensions of trade credit and prepaid expenses made in the ordinary course of business; and

(d)                                 Investments received in connection with the creation and collection of Accounts in the ordinary course of business.

7.7                                 Transactions with Affiliates.  Borrower shall not sell or transfer any Collateral or assets to, or otherwise engage in any other transactions with, any of its Affiliates (as defined in the Bankruptcy Code), except that Borrower may engage in any such transaction which is otherwise permitted under this Agreement, is consistent with past practices, or otherwise in the ordinary course of business at prices and on terms and conditions not less favorable than could be obtained in a comparable arm’s-length transaction from unrelated third parties.

7.8                                 Lines of Business.  Borrower shall not engage to any substantial extent in any line or lines of business activity other than businesses of the same general type as those in which Borrower is engaged on the date of this Agreement or which are related thereto.

7.9                                 Chapter 11 Claims; Payment of Pre-Petition Date Claims.  Borrower shall not incur, create, assume, suffer to exist or permit any other superpriority claim or Lien which is pari passu with or senior to the claims of Lender granted pursuant to this Agreement and the DIP Order, or make any payments of Pre-Petition obligations other than (a) as permitted under the DIP Order and (c) as otherwise permitted or required under this Agreement.

7.10                           Capital Expenditures.  Borrower shall not make or commit to make any capital expenditure that is not approved by Lender in writing.

7.11                           Use of Proceeds.  Borrower shall not use the proceeds of the Loans or the Collateral to commence or prosecute any investigation, action or objection with respect to the superpriority claims or Liens granted to Lender pursuant to this Agreement and the DIP Order or any other claims of any kind against Lender.

7.12                           Limitation on Indebtedness.  Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                  Indebtedness in favor of Lender under this Agreement and the other Loan Documents;

(b)                                 Indebtedness outstanding on the Petition Date; and

(c)                                  Indebtedness first incurred after the Petition Date in respect of the Permitted Liens.

7.13                           Limitation on Guaranty Obligations.  Borrower shall not create, incur or assume any new Guaranty Obligation.

7.14                           Prohibition on Fundamental Changes.  Borrower shall not enter into any acquisition, merger, consolidation or amalgamation, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or make any material change in their present methods of conducting business or create or acquire any new subsidiary.

ARTICLE VIII - CONDITIONS PRECEDENT

8.1                                 Loan Advance.  Notwithstanding any other provision of this Agreement or any of the other Loan Documents and without affecting in any manner the rights of

Lender under other Sections of this Agreement, it is understood and agreed that the establishment of the DIP Facility and any obligation of Lender to make the Loans is subject to the satisfaction of the following conditions:

(a)                                  the DIP Order, in form and substance satisfactory to Lender, shall have been entered by the Bankruptcy Court, shall be in full force and effect and shall not have been vacated, reversed, modified, appealed stayed or subject to any motion to reconsider in any respect;

(b)                                 all requisite corporate action and proceedings in connection with this Agreement and the other Loan Documents shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, which such documents shall, if requested by Lender or its counsel, be certified by appropriate corporate officers;

(c)                                  the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit or the making of any Loans pursuant to this Agreement, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default, and no condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default, shall have occurred and be continuing or shall exist;

(d)                                 there shall be no Material Adverse Effect, as determined by Lender in its discretion, in the financial condition or business of Borrower nor any material decline, as determined by Lender in its discretion, in the market value of any Collateral or a substantial or material portion of the assets of Borrower, and no change or event shall have occurred which would impair the ability of the Borrower to perform its obligations hereunder or under any of the other Loan Documents to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral, other than the filing of the Bankruptcy Case and the financial history described in the motion to approve the DIP Order;

(e)                                  Lender shall have received and approved the Budget;

(f)                                    Lender shall have received this Agreement and all other Loan Documents and all Instruments and documents to be delivered hereunder and thereunder by the date hereof, each of which shall have been duly executed by all respective parties thereto and each of which shall be in full force and effect and in form and substance satisfactory to Lender;

(g)                                 no Default or Event of Default shall have occurred and be continuing on the date of such request or after giving effect to such Loan on such date;

(h)                                 all representations and warranties have been true and accurate from and since April 22, 2008, that Borrower has not violated any of terms and provisions herein that constitute Affirmative and/or Negative Covenants from and since April 22, 2008, nor that any of the events or occurrences that would constitute an Event of Default have occurred from and since April 22, 2008, irrespective that this Agreement had yet to be approved by the Bankruptcy Court;

(i)                                     Lender shall have received and be satisfied with all of the information and items set forth on Schedule 1 and any amendment and/or supplement thereto;

(j)                                     Lender shall have received a request for an advance under the DIP Facility pursuant to Section 1.2 hereof;

(k)                                  each advance shall be for the purpose of funding the items set forth on the Budget to the extent authorized by the DIP Order; and/or

(l)                                     the amount of the Obligations after giving effect to the requested Loan shall not exceed the Maximum Amount.

ARTICLE IX - EVENTS OF DEFAULT; REMEDIES

9.1                                 Events of Default.  The occurrence or existence of any one or more of the following events or conditions, whether voluntary or involuntary, shall constitute an Event of Default.

(a)                                  Borrower fails to pay when due (whether due at stated maturity, upon acceleration or as otherwise provided herein) any installment of principal, over advance, interest, premium, if any, and fees on any of the Loans, or otherwise owing under this Agreement;

(b)                                 Borrower fails to pay any of the other Obligations on the due date thereof (whether due at stated maturity, upon acceleration or as otherwise provided herein) and such failure shall continue for a period of ten (10) days after Lender’s giving Borrower written notice thereof;

(c)                                  Borrower fails or neglects to perform, keep or observe any covenant contained in this Agreement or the other Loan Documents (other than a covenant which is dealt with specifically elsewhere in this Section 9.1) and the breach of such other covenant in this Agreement or the other Loan Documents is not cured within ten (10) days after the sooner to occur of Borrower’s receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower;

(d)                                 any representation or warranty made by or on behalf of Borrower, or other information provided by or on behalf of Borrower to Lender, was incorrect or misleading in any material respect at the time it was made or provided;

(e)                                  any Loan Document is terminated other than as provided for in this Agreement or becomes void or unenforceable, or any Security Interest ceases to be a valid and perfected first priority security interest in any portion of the Collateral, other than as a result of the Permitted Liens;

(f)                                    the bringing of a motion by Borrower in the Bankruptcy Case to obtain additional financing from a party other than Lender under Section 364 of the Bankruptcy Code unless the proceeds from such financing are used to immediately repay in cash all Obligations under this Agreement or to use “cash collateral” of Lender under Section 363(c) of the Bankruptcy Code in a manner and to the extent not otherwise consented to by Lender in writing;

(g)                                 (i) a trustee shall be appointed in the Bankruptcy Case or a responsible officer or an examiner with expanded powers shall be appointed in the Bankruptcy Case (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code and the order appointing such trustee, responsible officer, or examiner shall not have been stayed, reversed or vacated within thirty (30) days after the entry thereof; (ii) Borrower shall seek confirmation by the Bankruptcy Court of or the Bankruptcy Court shall confirm any proposed plan of reorganization that proposes to treat the Obligations in any manner other than payment-in-full on the date of confirmation, other than the Plan of Reorganization or a plan proposed or accepted in writing by Lender; (iii) Borrower shall file any motion to alter, amend, vacate, supplement, modify, or reconsider, in any respect, the  DIP Order or, without Lender’s prior written consent; or (iv) the Bankruptcy Court shall grant in the Bankruptcy Case administrative or super-priority claim status pursuant to Sections 361, 363 and/or 364(c)(1) of the Bankruptcy Code of equal or superior priority to any Person other than to Lender, except as provided in the DIP Order or the Interim PRB Order;

(h)                                 the dismissal of the Bankruptcy Case, or the conversion of the Bankruptcy Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code;

(i)                                     the entry of an Order by the Bankruptcy Court granting relief from or modifying the Automatic Stay with a value exceeding $10,000.00, individually or $50,000.00 in the aggregate, (i) to allow any creditor to execute upon or enforce a Lien on any Collateral, or (ii) with respect to any Lien of or to permit the granting of any Lien on any Collateral to any State or local environmental or regulatory agency or authority;

(j)                                     the commencement of a suit or action against Lender that asserts, by or on behalf of Borrower, the Environmental Protection Agency, any state environmental protection or health and safety agency or any official committee, any creditor, or any other party-in-interest in the Bankruptcy Case, any claim or legal or equitable remedy which seeks the avoidance or subordination of the Obligations or the Security Interest;

(k)                                  the material and adverse modification of the DIP Order authorizing Borrower to execute this Agreement and the other Loan Documents;

(l)                                     if Borrower makes any payment on account of debt or claim, or on account of any interest, principal, premium or otherwise, except (i) as expressly permitted by this Agreement or by the DIP Order, or (ii) as set forth in the Budget;

(m)                               (i) any covenant, agreement or obligation of Borrower contained in or evidenced by any of the Loan Documents shall cease to be enforceable or shall be determined by a court of competent jurisdiction to be unenforceable in accordance with its terms or Borrower shall file a pleading with the Bankruptcy Court asserting the same; (ii) Borrower shall deny or disaffirm their obligations under any of the Loan Documents or Security Interest granted in connection therewith or ratified or reaffirmed thereby; or (iii) any Security Interest in any of the Collateral granted under the Loan Documents shall be determined by a court of competent jurisdiction to be voidable, invalid or unperfected, or subordinated or not given the priority contemplated by this Agreement;

(n)                                 subject to Section 365 of the Bankruptcy Code, Borrower shall fail to obtain, maintain or comply in all material respects with any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority and such failure could reasonably be expected to have a Material Adverse Effect;

(o)                                 Borrower, without the prior consent of Lender, shall (i) determine, whether by vote of its Board of Directors or otherwise, to suspend the operation of its business in the ordinary course or liquidate all or substantially all of its assets, or (ii) file a motion or other application in the Bankruptcy Case seeking authority to do any of the foregoing, except with respect to the Excluded Assets;

(p)                                 Borrower or any other party in interest files a motion to approve a sale of Borrower or any Collateral (other than the sale of Inventory in the ordinary course of business) on terms to which Lender has not given its prior written consent;

(q)                                 there exists at any time a negative variance of more than (i) the greater of (A) fifteen percent (15%) or (B) $10,000.00 between the actual disbursements of Borrower for any two week period versus the projected disbursements with respect to each expense line item described in the Budget for the same period or (ii) $100,000.00 on an aggregate basis from and after the Agreement Date with respect to the net cash flow line item in the Budget for Oil & Gas and Energy collectively;

(r)                                    Borrower fails to agree to or comply with the Exclusivity Extension;

(s)                                  Borrower (i) fails to (A) transmit any Offer to Lender within the Offer Delivery Period, (B) reject any Offer within the Evaluation Period, or (C) comply with the Information Access Requirement; (ii) accepts any Offer, either during the

Evaluation Period or otherwise, or (iii) otherwise fails to comply with Section 4.1 of this Agreement;

(t)                                    Borrower fails to seek approval by the Bankruptcy Court of the Exit Financing within forty-eight (48) hours of receiving a detailed proposal of the Exit Financing from Lender in conformity with the terms contemplated herein;

(u)                                 Borrower fails to obtain Bankruptcy Court approval of the Exit Financing Commitment Fee and the Liquidated Damages prior to July 31, 2008;

(v)                                 Borrower fails to obtain the entry of an order confirming the Plan of Reorganization before the Plan Date or any agreed extension thereof;

(w)                               Borrower files any Reorganization Plan other than the Plan of Reorganization without the express, written consent of Lender;

(x)                                   the termination of one or more of Borrower’s senior management members, whether voluntarily or otherwise, and/or

(y)                                 Borrower fails to negotiate in good faith the definitive terms of the Exit Financing and/or the Plan of Reorganization with Lender.

9.2                                 Lender’s Remedies.  In addition to any other rights and remedies that Lender may have, whether under state, Federal or local law or by virtue of any agreement between Borrower and Lender, upon the occurrence and during the continuance of an Event of Default, Lender may:

(a)                                  Without notice to, or demand upon, Borrower:

(i)                                     discontinue making any further Loans;

(ii)                                  terminate this Agreement;

(iii)                               declare all Obligations to be immediately due and payable, whereupon the principal of the Loans together with accrued interest thereon and all other Obligations of Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding;

(iv)                              take possession of and sweep any and all funds located in the DIP Facility Account; and

(v)                                 renew, modify or extend any Receivable, grant waivers or indulgences with respect to any Receivable, accept partial payments on any Receivable, release, surrender or substitute any security for payment of any Receivable, or compromise with, or release, any party liable on any

Receivable in such a manner as Lender may, in its sole discretion deem advisable, all without affecting or diminishing Borrower’s Obligations to Lender.

(b)                                 With ten (10) days notice to Borrower, which notice shall be filed with the Bankruptcy Court:

(i)                                     require Borrower, at Borrower’s expense, to assemble the Collateral and make the Collateral available to Lender at locations reasonably convenient to Lender and Borrower;

(ii)                                  take possession of all or any portion of the Collateral, wherever located, and enter on any of the premises where any of the Collateral may be and remove, repair and store any of the Collateral until it is sold or otherwise disposed of (Lender shall have the right to store, without charge, all or any portion of the Collateral at any of Borrower’s business locations); and/or

(iii)                               sell or otherwise dispose of all or any portion of the Collateral at public or private sale for cash or credit, with such notice as may be required by law (in the absence of any contrary requirement, Borrower agrees that ten (10) days prior notice of a public or private sale of the Collateral is reasonable), in lots or in bulk, all as Lender, in its sole discretion, may deem advisable.  Lender shall have the right to conduct any such sales, without charge, at Borrower’s business locations.  Lender may purchase all or any portion of the Collateral at public sale and, if permitted by law, at private sale and, in lieu of actual payment of the purchase price, may offset the amount of such price against the outstanding amount of the Loans and any other amounts owing from Borrower to Lender.  Proceeds realized from the sale of any Collateral will be applied in the following order:  (A) to the reasonable costs, expenses and attorneys’ fees incurred by Lender in connection with the collection, acquisition, protection and sale of the Collateral; (B) to any accrued and unpaid interest owing from Borrower to Lender; and (C) to any other amounts owing from Borrower to Lender.  Borrower agrees that Borrower will remain fully liable for any deficiency owing to Lender after the proceeds of the Collateral have been applied to the Loans and all other amounts owing from Borrower to Lender.

(c)                                  If any of the Collateral shall require repair, maintenance, preparation, or the like, or is in process or other unfinished state, Lender shall have the right, but not the obligation, to repair or perform such maintenance, preparation, processing or completion of manufacturing to place the same in such saleable condition as Lender shall deem appropriate, but Lender shall have the right to sell or dispose of such Collateral with or without such processing.

(d)                                 If, following the entry of the DIP Order, an Event of Default has occurred and is continuing, Borrower hereby irrevocably waives any right it may have to use cash collateral under Section 363 of the Bankruptcy Code without Lender’s written consent.

(e)                                  Subject to the terms and condition set forth herein and in the DIP Order, the Borrower hereby waives application of the automatic stay to Lender and, as to Lender, any of the Collateral so that Lender may exercise any and/or all of it remedies hereunder or under Applicable Law.

(f)                                    After the occurrence of any Event of Default, and irrespective of any cure period, upon the request of Lender, Borrower shall engage a Chief Restructuring Officer or other restructuring specialist (“CRO”) reasonably acceptable to Lender. The CRO will report to Borrower’s Chief Executive Officer and/or Chief Operating Officer. Any such retention shall be subject to approval by the Court after notice to creditors and parties in interest.

(g)                                 Each and every right, power and remedy hereby specifically given to Lender shall be in addition to every other right power and remedy specifically given under this Agreement, the other Loan Documents, the DIP Order or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Lender.  All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others.  No delay or omission of Lender in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein.  In the event that Lender shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then, in such suit, Lender may recover reasonable expenses, including attorney fees, and the amounts thereof shall be included in such judgment.

(h)                                 In case Lender shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender, then, and in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the Liens granted under this Agreement and the DIP Order, and all rights, remedies and powers of Lender shall continue as if no such proceeding had been instituted.

ARTICLE X - JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; AND GOVERNING LAW

10.1                           Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)                                  The provisions of this Agreement shall be governed by and construed in accordance with the laws of the state of Colorado, without reference to applicable conflict of law principals.

(b)                                 Borrower and Lender irrevocably consent to the nonexclusive jurisdiction of the Bankruptcy Court, to the nonexclusive jurisdiction of the state courts of Colorado and to the nonexclusive jurisdiction of the United States District Court for the District of Colorado if the Bankruptcy Case is dismissed or relief from the Automatic Stay is obtained for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any of the Loan Documents or the subject matter hereof.

(c)                                  Borrower and Lender waive, to the extent not prohibited by applicable law that cannot be waived, and agree not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any of the Loan Documents, or the subject matter hereof or thereof, may not be enforced in or by such court.

(d)                                 Borrower and Lender consent to service of process in any such proceeding in any manner at the time permitted by the Bankruptcy Code or the laws of the State of Colorado and agree that service of process by registered or certified mail, return receipt requested, at its address specified herein is reasonably calculated to give actual notice.

(e)                                  Borrower and Lender waive, to the extent not prohibited by applicable law that cannot be waived, any right either may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

(f)                                    Borrower hereby releases and exculpates Lender, its officers, directors, members, managers, agents, attorneys, employees and designees (collectively, with Lender, the “Lender Released Parties”), and none of the Lender Released Parties shall have any liability to Borrower (whether in contract, tort, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.  In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted at all times in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

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10.2                           Waiver of Claims and Counterclaims.  In no event shall Lender have any liability to Borrower for lost profits or other special, consequential, incidental, exemplary or punitive damages in connection with this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby, and Borrower expressly waives any and all right to assert any such claims.  Borrower further waives all rights to interpose any claims, deductions, setoffs, recoupment, or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto; including, but not limited to those claims and causes of action referenced in Section 6.8.  No officer of Lender has any authority to waive, condition, or modify the provisions of this section.

10.3                           Indemnification.  Borrower agrees to indemnify, save and hold harmless Lender and all other Lender Released Parties from and against: (i) the use or contemplated use of the proceeds of any of the Loans, any transaction contemplated by this Agreement or the other Loan Documents; (ii) any administrative or investigative proceeding by any governmental agency arising out of or related to a claim, demand, action or cause of action described in clause (i) above; and (iii) any and all liabilities, losses, costs or expenses (including reasonable attorneys’ fees and disbursements and other professional services) that any party indemnified hereunder suffers or incurs as a result of any foregoing claim, demand, action or cause of action; provided, however, that no such indemnitee shall be entitled to indemnification for any loss caused by its own willful misconduct.  Any obligation or liability of Borrower to any such indemnitee under this section shall survive the expiration or termination of this Agreement and the repayment of the Loans and performance of all Obligations.

10.4                           Waiver of Marshalling Rights.  Borrower waives any right of marshalling of assets of Borrower, including without limitation, any such right with respect to the Collateral.

ARTICLE XI - MISCELLANEOUS

11.1                           Power of Attorney.  Borrower irrevocably appoints Lender, and any person designated by Lender, as Borrower’s true and lawful attorney-in-fact to:  (a) endorse for Borrower, in Lender’s or Borrower’s name, any draft or other order for the payment of money payable to Borrower; and (b) execute and file or submit for recording, in Lender’s or Borrower’s name, Financing Statements describing the Collateral.  Lender shall not be liable to Borrower for any action taken by Lender or its designee under this power of attorney, except to the extent that such action was taken by Lender in bad faith or with willful misconduct.  Borrower agrees that a carbon, photographic, electronic or other reproduction of a Financing Statement or this Agreement may be filed by Lender as a Financing Statement.

11.2                           Outstanding Loan Balance.  The outstanding principal amount of, and accrued interest on, the Loans and the Interest Rate applicable to the Loans from time to time, shall be, at all times, ascertained from the records of Lender and shall be conclusive absent manifest error.

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11.3         Modifications and Course of Dealing.  This Agreement constitutes the entire agreement of Borrower and Lender relative to the subject matter hereof and supersedes in their entirety any prior agreements or understandings, whether written or oral, pertaining to the subject matter hereof.  No modification of or supplement to this Agreement shall bind Lender unless in writing and signed by an authorized officer of Lender.  The enumeration in this Agreement of Lender’s rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that Lender may have under the Uniform Commercial Code or other Applicable Law.  No course of dealing and no delay or failure of Lender to exercise any right, power or privilege under any of the Loan Documents will affect any other or future exercise of such right, power or privilege.  The exercise of any one right, power or privilege shall not preclude the exercise of any others, all of which shall be cumulative.

11.4         Assignment and Participation.  Borrower may not assign or transfer any of its rights or delegate any of its obligations under this Agreement or any of the other Loan Documents.  Lender shall have the right, from time to time, without notice to Borrower, to sell, assign or otherwise transfer all or any part of its interest in this Agreement, the other Loan Documents, and the Loans to any other party, or enter into participation arrangements with any other party.  Borrower authorizes Lender to deliver to potential assignees or participants Borrower’s financial information and all other information delivered to Lender in furtherance of or pursuant to the terms of this Agreement.

11.5         Delegation of Duties.  Lender may execute any of its duties under this Agreement or the other Loan Document by or through agents, employees or attorneys-in-fact.  Lender shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by Lender as long as such selection was made in good faith.

11.6         Notices.  Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and five (5) Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 11.6), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in the signature page to this Agreement or to such other address (or facsimile number) as may be substituted by the giving of notice of such substitution.   Delivery of a copy of any notice under this Section 11.6 to an individual designated on the signature page as “with a copy to” shall not be deemed notice to a party.

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11.7         Payment of Expenses and Taxes.  Borrower agrees (a) to pay or reimburse Lender for all its out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, any amendment, supplement or modification to, and the enforcement or preservation of any rights under, this Agreement, the other Loan Documents, the DIP Order and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation the reasonable fees and disbursements of counsel to Lender and other professionals engaged by Lender, (b) to pay or reimburse Lender for all its costs and expenses reasonably incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, the DIP Order and any such other documents following the occurrence and during the continuance of a Default or an Event of Default, including, without limitation, the reasonable fees and disbursements of counsel to Lender and other professionals engaged by Lender, (c) to pay, and indemnify and hold harmless Lender from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents, the DIP Order and any such other documents, (d) to pay, and indemnify and hold harmless Lender (and its directors, officers, employees and agents) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, preservation of rights and administration of this Agreement, the other Loan Documents, the DIP Order or the use of the proceeds of the Loans (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that Borrowers shall have no obligation hereunder to Lender with respect to Indemnified Liabilities determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Lender or its directors, officers, employees or agents. The agreements in this Section 11.7 shall survive repayment of the Loans and all other Obligations payable hereunder.

11.8         Binding Effect; Severability.  This Agreement shall not be deemed to create any right in any party except as provided herein and shall inure to the benefit of, and be binding upon, the successors and assigns of Borrower and Lender.  All of Borrower’s obligations under this Agreement are absolute and unconditional and shall not be subject to any offset or deduction whatsoever.  The provisions of this Agreement are intended to be severable.  If any provision of this Agreement is held invalid or unenforceable in whole or in part, such provision will be ineffective to the extent of such invalidity or unenforceability without in any manner effecting the validity or enforceability of the remaining provisions of this Agreement.

11.9         Final Agreement.  This Agreement and the other Loan Documents are intended by Borrower and Lender to be the final, complete, and exclusive expression of the agreement between them, except as may be provided in the DIP Order.  This

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Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof.  No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any provision of any of the other Loan Documents shall be made, except by a written agreement signed by Borrower and a duly authorized officer of Lender.

11.10       Counterparts.  This Agreement may be executed in any number of counterparts, and by Lender and Borrower in separate counterparts, each of which shall be an original, but all of which shall taken together constitute one and the same agreement. The parties hereby acknowledge and agree that facsimile signatures of this Agreement shall have the same force and effect as original signatures.

11.11       Captions.  The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

11.12       Right of Set-off.  Subject to the giving of the notice as described in Article 9, notwithstanding the provisions of Section 362 of the Bankruptcy Code, and any other rights and remedies of Lender now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrower or to any other Person, any such notice being hereby expressly waived, to set-off any other indebtedness or other obligation at any time held or owing by Lender to or for the credit or the account of any Borrower against and on account of the Obligations of Borrower to Lender under this Agreement or under any of the other Loan Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

11.13       Maximum Lawful Rate. Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, it is the intent of Lender and Borrower, that neither Lender nor any successor or assign shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the amount determined by application of the Maximum Lawful Rate of Interest.  In the event this Agreement or the other Loan Documents calls for an interest payment that exceeds the amount determined by application of the Maximum Lawful Rate of Interest, such interest shall not be received, collected, charged or reserved until such time as that interest together with all other interest then payable, falls within the amount determined by application of the Maximum Lawful Rate of Interest.  In the event Lender receives any such interest in excess of the amount determined by the application of the Maximum Lawful Rate of Interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness is paid in full, any remaining excess funds shall immediately be paid to Borrower.  In determining whether or not the interest paid or payable, under any specific contingency, exceeds the

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amount determined by application of the Maximum Lawful Rate of Interest, Borrower and Lender shall, to the greatest extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided, however, that if the indebtedness is paid in full then to the end of the full contemplated term hereof; and if the interest received for the actual period of existence hereof exceeds the amount determined by application of the applicable Maximum Lawful Rate of Interest, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness as of the date it was received, and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the amount determined by the application of the applicable Maximum Lawful Rate of Interest.

11.14       Limitation of Liability.  No claim may be made by Borrower or any other entity against Lender or any of its affiliates, lenders, investors, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection herewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

11.15       DIP Order Controls.  This Agreement and the other Loan Documents are each subject to the terms and provisions contained in the DIP Order to the same extent and effect as if the DIP Order were fully set forth herein and therein; and in the event that any term or provision of this Agreement or any other Loan Document conflicts or is inconsistent with any term or provision of any DIP Order, the term and provision of the applicable DIP Order shall control and be given effect.

11.16       Bankruptcy Court Approval.  This Agreement and Borrower’s and Lender’s obligations and duties hereunder is expressly conditioned upon approval by the Bankruptcy Court and entry of the DIP Order.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

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The undersigned, pursuant to due authority, have caused this Agreement to be executed as of the date set forth above.

BORROWER:

PRB OIL AND GAS, INC.

By:
Name:
Title:

PRB ENERGY, INC.

By:
Name:
Title:

LENDER:

PRB ACQUISITION, LLC

By:
Name:
Title:

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SCHEDULE 1

A.            Commercial Tort Claims [Definitions]

B.            DJ Basin Collateral Property Description [Definitions]

C.            Leases Excluded (Will Lapse) from DJ Basin Collateral [Definitions]

D.            Assets Excluded from Collateral [Definitions]

E.             Permitted Liens [Section 5.1(a)]

F.             Equipment [Section 5.1(d)]

G.            Real Property [Section 5.1(e)]

H.            Bank Accounts [Section 5.2]

I.              DIP Facility Account [Section 5.2]

J.             Litigation and Asserted Mechanic’s and Materialman’s Liens [Section 5.9]

EXHIBIT “A”

THE BUDGET

EXHIBIT “B”

BORROWING CERTIFICATE

BORROWING CERTIFICATE

THIS BORROWING CERTIFICATE (“Certificate”) is executed as of the     day of                   , 2008, by the undersigned (individually and collectively referred to herein as “Borrower”), in favor of PRB ACQUISITION, LLC (“Lender”), a Colorado limited liability company.

RECITALS:

A.            Borrower previously entered into that Debtor-in-Possession Loan and Security Agreement dated as of April     , 2008 (the “Loan Agreement”) (capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement).

B.            Borrower has requested that Lender make a Loan to Borrower in the amount described on Exhibit A attached hereto for the purposes set forth on Exhibit A attached hereto (the “Requested Loan”).

C.            One condition to Lender making the Requested Loan is Borrower’s execution and delivery of this Certificate.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby warrants, represents and agrees as follows:

1.             Borrower warrants and represents that (i) the Requested Loan and the intended use thereof are consistent with the terms of the Loan Agreement and is necessary in order for Borrower to satisfy its obligations as set forth on the most recent Budget provided by Borrower to Lender, (ii) the proceeds of all prior Loans have been applied in conformity with the requirements of the Loan Agreement, (iii) all of the representations contained in Section 5 of the Loan Agreement are true and correct as of the date hereof, (iv) Borrower has observed and performed in all material respects all applicable covenants and agreements contained in the Loan Agreement and in the other Loan Documents and the DIP Order (as applicable), and satisfied each condition to the Requested Loan contained in the Loan Agreement or in the other Loan Documents or in the DIP Order (as applicable), to be observed, performed or satisfied by Borrower, (v) the making of the Requested Loan is in compliance with all provisions of the Loan Agreement and the Loan Documents, (vi) there is no outstanding Event of Default or event or condition which, with the giving of notice, the passing of time, or both, would create an Event of Default, (vii) the proceeds of the Requested Loan are to be expended for the purposes set forth on Exhibit A attached hereto and no other, and (viii) the purposes for which the proceeds of the Requested Loan will be used are in the best interests of Borrower and all other parties in interest and in furtherance of Borrower’s efforts to reorganize.

2.             Borrower acknowledges that Lender will rely on this Certificate and the representations and warranties contained herein in making the Requested Loan.

3.             This Certificate shall be governed by the Loan Agreement in all respects not otherwise provided herein, including, but not limited to, venue, choice of law, jurisdiction and waiver of jury trial.

4.             All representations, warranties, covenants, obligations or other liabilities of Borrower shall be joint and several.

Executed as of the date first written above.

BORROWER:

PRB OIL AND GAS, INC.

By:

Title:

PRB ENERGY, INC.

By:

Title: